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10205 Westheimer Road
Houston, Texas 77042
www.dresser-rand.com

For Immediate Release

NLRB Advises Dresser-Rand that Company Declared Impasse at Painted Post Was Lawful

Houston, TX, November 25, 2008 - Dresser-Rand Group Inc. (“Dresser-Rand”) (NYSE: DRC) announced today Region 3 of the National Labor Relations Board has advised the Company about its pending decision regarding the unfair labor practice (“ULP”) allegations asserted by Local 313 of the IUE-CWA (“Union”), the Union representing certain employees at the Company’s Painted Post facility. These allegations arose in connection with a protracted labor dispute in 2007 and its termination, contract negotiations, and related matters. Only one-third of the Union’s claims will proceed to a formal complaint while the remaining claims are expected to be dismissed. The Union may challenge such dismissals through appeal and the Company may defend the claims proceeding to complaint at trial. There has been no finding or determination as to whether the Company violated the law.

Importantly, Region 3 indicated that it will uphold both the Company’s declaration of impasse and its unilateral implementation of its last offer. Absent a successful appeal, if any, by the Union, the Company will continue to operate under a more contemporary and competitive implemented contract offer unless a mutually satisfactory contract is negotiated . In addition, the Region will not challenge the Company’s termination of three of four employees resulting from their picket-line misconduct.

The claims expected to proceed to complaint include the Company’s handling of the one week lockout and the negotiation of the recall process used to return employees to the facility after reaching impasse. While a limited number of ULP claims will go to complaint, the Company anticipates that any impact arising from them will not have a material adverse effect on the Company’s financial condition. The Company continues to believe it complied with the law and will be evaluating whether to take all or some of these matters to trial.

Beth Powers, Vice President and Chief Administrative Officer of Dresser-Rand commented that, “We are pleased that the NLRB has affirmed that many of the critical aspects of this complex negotiation with the IUE-CWA were handled appropriately. We are also pleased to be operating under a contemporary arrangement, with competitive benefits, flexible work rules and with an engaged and productive workforce. Manufacturing companies in the United States who make the necessary but difficult changes in bargaining unit contracts in order to remain competitive are benefiting the business, the shareholders, the clients, and ultimately, the people in the communities where they do business. ”

Doug Rich, General Manager of the Painted Post facility, said, “We continue to keep our employees’ interests as a high priority. We continue to strive to have competitive wages and benefits. Although we were not obligated to do so, since our employees returned to work in late 2007 the Company has voluntarily sought approval through the legally required bargaining process to implement two wage increases for our employees, one in December of 2007, and one that will be effective in January of 2009. We will continue to manage the Painted Post business consistent with Dresser-Rand’s philosophy to offer competitive wages and benefits in each of the communities where we have operations. Since our employees have returned to work, we have been very pleased with the cooperation demonstrated by all of our employees working together. We are committed to working together on continuous improvements in our reciprocating compressor business.”

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 33 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to planned or proposed repurchase of shares of common stock. Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words “anticipates”, “believes”, “expects,” “intends”, and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others. These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at www.dresser-rand.comwww.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

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